Exhibit 3.33

RECEIPT AND CERTIFICATE	No. 16310

PREMIX, INC.

NAME

        283197

NUMBER

DOMESTIC CORPORATIONS

ARTICLES OF INCORPORATION

AMENDMENT

MERGER/CONSOLIDATION

DISSOLUTION

AGENT

RE-INSTATEMENT

CERTIFICATES OF CONTINUED EXISTENCE

MISCELLANEOUS

FOREIGN CORPORATIONS

LICENSE

AMENDMENT

SURRENDER OF LICENSE

APPOINTMENT OF AGENT

CHANGE OF PRINCIPAL OFFICE

RE-INSTATEMENT

FORM 7

PENALTY

MISCELLANEOUS FILINGS

ANNEXATION/INCORPORATION—CITY OR VILLAGE

RESERVATION OF CORPORATE NAMES

REGISTRATION OF NAME

REGISTRATION OF NAME RENEWALS

REGISTRATION OF NAME—CHANGE OF REGISTRANTS ADDRESS

TRADE MARK

TRADE MARK RENEWAL

SERVICE MARK

SERVICE MARK RENEWAL

MARK OF OWNERSHIP

MARK OF OWNERSHIP RENEWAL

EQUIPMENT CONTRACT/CHATTEL MORTGAGE

POWER OF ATTORNEY

SERVICE OF PROCESS

MISCELLANEOUS

ASSIGNMENT—TRADE MARK, MARK OF OWNERSHIP, SERVICE MARK

I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the 11th day of August A.D. 1959, and recorded on Roll B114 at Frame 1272 of the RECORDS OF INCORPORATION and MISCELLANEOUS FILINGS.

TED W. BROWN
Secretary of State

Filed by and Returned To:	Warren and Young

Peoples Savings and Loan Co. Bldg.

Ashtabula, Ohio

FEE RECEIVED: $ 112.50

NAME: PREMIX, INC.

ARTICLES OF INCORPORATION OF PREMIX, INC.

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701:01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST. The name of said corporation shall be PREMIX, INC.

SECOND. The place in Ohio where its principal office is to be located is Conneaut City, Ashtabula County.

THIRD. The purpose or purposes for which it is formed are:

(a) To manufacture, fabricate, process, buy, sell, and otherwise deal in all kinds, forms, combinations, and products of plastics, iron, steel, aluminum, wood, and other plastic materials and metals, or any of them; and all or any articles consisting or partly, consisting of plastics, iron, steel, aluminum, wood, or other plastic materials or metals, or either or any of them; and generally, to carry on the business of producing, manufacturing, buying, selling, leasing or otherwise dealing in plastic products of every type and description.

(b) To manufacture, purchase or otherwise acquire, distribute, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares, and merchandise and personal property of every class and description.

(c) To acquire by purchase or otherwise and to own, hold, invest in, improve, develop, maintain, use, lease, sell, convey, transfer, mortgage, guarantee, pledge, exchange, or otherwise deal in or dispose of real property, or interests in real property, of any character whatsoever, whether situated within or without the State of Ohio.

(d) To make, enter into, perform and carry out any arrangements, contracts and/or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, firm, trustee, syndicate, individual and/or any political or governmental division or subdivision, domestic or foreign.

(e) To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action, and evidences of indebtedness generally, or interests therein, of corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations or persons; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercise any and all rights and privileges of individual ownership or interest in any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof, and to endorse or guarantee the same or become surety in respect thereof, and to aid by loan, subsidy, guarantee or otherwise, those issuing, selling, creating or responsible for the same.

(f) To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge, or otherwise dispose of: any and all inventions, devices, processes and any improvements and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto: any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

(g) To acquire all or any part of the goodwill, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to pay for the same in cash or in shares or obligations of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual, or other entity, domestic or foreign, and to conduct in the State of Ohio and/or in any other state, territory, locality or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

(h) Each purpose specified in any clause or paragraph contained in this Article Third shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

(i) The corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

FOURTH. The maximum number of shares which the corporation is authorized to have outstanding is One Thousand Two Hundred Fifty (1,250) Shares with a par value of One Hundred Dollars ($100.00) each.

FIFTH. The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

SIXTH. The board of directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any, and, if any, what part of its surplus however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the board of directors shall deem expedient.

SEVENTH. A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the board of directors or such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

EIGHT. No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for, securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the board of directors in its discretion from time to time may determine. The intent of this section is to eliminate all pre-emptive rights in shares or securities of this corporation herein or hereafter authorized.

NINTH. If and when any shareholder desires, or on the happening of any event is required, to sell his shares or any part thereof, said corporation shall have a pre-emptive right to purchase the same for the purpose of retiring said shares, holding the same as Treasury shares, or re-selling said shares to others. Any shareholder so desiring or required to sell his shares or any part thereof shall give to said corporation written notice of such desire or requirement to sell, and if the exercise of such pre-emptive right be authorized by the board of directors, such right shall be exercised by said corporation within sixty days after receipt of such notice, but if not so exercised, such pre-emptive right in the corporation shall be null and void on and after the expiration of said sixty days. The purchase price for such shares shall be book value thereof as of the date of said notice.

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 8th day of August, 1959.

PREMIX, INC.

George H. Kaull

G. Kay Hill

M. H. Young

ORIGINAL APPOINTMENT OF AGENT

The undersigned, being at least a majority of the incorporators of PREMIX, INC., hereby appoint GEORGE H. KAULL, a natural person resident in the county in which the corporation has its principal office, upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His complete address is West Adams Street, Conneaut, Ohio,

PREMIX, INC.

George H. Kaull

G. Kay Hill

M. H. Young

INCORPORATORS

Ashtabula, Ohio

August 8, 1959

PREMIX, INC.

Gentlemen:

I hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served.

George H. Kaull

RECEIPT AND CERTIFICATE	No. 22853

PREMIX, INC.

NAME

283197
NUMBER

DOMESTIC CORPORATIONS

ARTICLES OF INCORPORATION

AMENDMENT

MERGER/CONSOLIDATION

DISSOLUTION

AGENT

RE-INSTATEMENT

CERTIFICATES OF CONTINUED EXISTENCE

MISCELLANEOUS

FOREIGN CORPORATIONS

LICENSE

AMENDMENT

SURRENDER OF LICENSE

APPOINTMENT OF AGENT

CHANGE OF PRINCIPAL OFFICE

RE-INSTATEMENT

FORM 7

PENALTY

MISCELLANEOUS FILINGS

ANNEXATION/INCORPORATION—CITY OR VILLAGE

RESERVATION OF CORPORATE NAMES

REGISTRATION OF NAME

REGISTRATION OF NAME RENEWALS

REGISTRATION OF NAME—CHANGE OF REGISTRANTS ADDRESS

TRADE MARK

TRADE MARK RENEWAL

SERVICE MARK

SERVICE MARK RENEWAL

MARK OF OWNERSHIP

MARK OF OWNERSHIP RENEWAL

EQUIPMENT CONTRACT/CHATTEL MORTGAGE

POWER OF ATTORNEY

SERVICE OF PROCESS

MISCELLANEOUS

ASSIGNMENT—TRADE MARK, MARK OF OWNERSHIP, SERVICE MARK

I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the 14th day of Jan. A.D. 1961, and recorded on Roll B193 at Frame 515 of the RECORDS OF INCORPORATION and MISCELLANEOUS FILINGS.

TED W. BROWN,
Secretary of State

Filed by and Returned To:	Warren and Young

Peoples Savings and Loan Co. Bldg.

Ashtabule, Ohio

FEE RECEIVED: $ 87.50

.	NAME: PREMIX, INC.

PREMIX, INC.
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Upon motion duly made, seconded and unanimously carried, IT WAS RESOLVED that Article Fourth of the Articles of Incorporation of PREMIX, INC. be and the same is hereby amended, so that as amended, it shall read as follows:

“FOURTH. The maximum number of shares which the corporation is authorized to have outstanding is Two Thousand Five Hundred (2,500) shares, of which One Thousand Two Hundred Fifty (1,250) shares shall be voting common shares with a par value of One Hundred Dollars ($100.00) each, and One Thousand Two Hundred Fifty (1,250) shares shall be Class A non-voting common shares with a par value of One Hundred Dollars ($100.00) each.

“Both classes of common shares shall have the same rights and privileges and be subject to the same restrictions, except that the Class A common shares shall be non-voting shares.”

WE HEREBY CERTIFY that we are the duly qualified, elected and acting President and Secretary, respectively, of PREMIX, INC., and that the above resolution was adopted at the annual meeting of the shareholders of said corporation duly called, and held on October 29, 1960, all of the shareholders of said corporation being present at said meeting in person or by proxy and voting unanimously to adopt the above resolution.

(George H. Kaull) PRESIDENT

(G. Kay Hill) SECRETARY

PREMIX, INC.

RECEIPT AND CERTIFICATE	No. 6934

PREMIX, INC.

NAME

        283197

NUMBER

DOMESTIC CORPORATIONS

ARTICLES OF INCORPORATION

✓ AMENDMENT

MERGER/CONSOLIDATION

DISSOLUTION

AGENT

RE-INSTATEMENT

CERTIFICATES OF CONTINUED EXISTENCE

MISCELLANEOUS

FOREIGN CORPORATIONS

LICENSE

AMENDMENT

SURRENDER OF LICENSE

APPOINTMENT OF AGENT

CHANGE OF ADDRESS OF AGENT

CHANGE OF PRINCIPAL OFFICE

RE-INSTATEMENT

FORM 7

PENALTY

MISCELLANEOUS FILINGS

ANNEXATION/INCORPORATION—CITY OR VILLAGE

RESERVATION OF CORPORATE NAMES

REGISTRATION OF NAME

REGISTRATION OF NAME RENEWALS

REGISTRATION OF NAME—CHANGE OF REGISTRANTS ADDRESS

TRADE MARK

TRADE MARK RENEWAL

SERVICE MARK

SERVICE MARK RENEWAL

MARK OF OWNERSHIP

MARK OF OWNERSHIP RENEWAL

EQUIPMENT CONTRACT/CHATTEL MORTGAGE

POWER OF ATTORNEY

SERVICE OF PROCESS

MISCELLANEOUS

ASSIGNMENT—TRADE MARK, MARK OF OWNERSHIP, SERVICE MARK, REGISTRATION OF NAME

I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the 19th day of August A.D. 1968, and recorded on Roll B571 at Frame 1351 of the RECORDS OF INCORPORATION and MISCELLANEOUS FILINGS.

TED W. BROWN,
Secretary of State

Filed by and Returned To:	Warren and Young

Peoples Savings & Loan

Ashtabula, Ohio 44004 Att: E. Terry Warren

	FEE RECEIVED:	$ 1,388.00

NAME: PREMIX, INC.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF PREMIX, INC.

GEORGE H. KAULL, President, and M. H. YOUNG, Secretary, of Premix, Inc., an Ohio corporation, with its principal office located at North Kingsville, Ashtabula County, Ohio, do hereby certify that action by consent of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly consented to and approved on the 5th day of August, 1968, by which consent all of the shareholders approved of the hereinafter set forth resolution, and that by the affirmative vote entitling them to exercise all of the voting power of the corporation, the following resolution was adopted to amend the Articles:

RESOLVED, by the shareholders, that the Articles of Incorporation of Premix, Inc. as heretofore amended, be, and the same hereby are, further amended by striking therefrom Article IV and inserting in lieu thereof the following:

“FOURTH. The maximum number of shares which this Corporation is authorized to have out-standing is 68,800, all of which shall be without par value; 48,800 shall be Class A Voting Common shares, and 20,000 shall be Class B Non-Voting Common shares;

“Both classes of common shares shall have the same rights and privileges except that the Class B Non-Voting Common shares shall be non-voting shares;”

IN WITNESS WHEREOF, said GEORGE H. KAULL, President, and M. H. YOUNG, Secretary, of Premix, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 5th day of August, 1968.

(George H. Kaull)	President

(M. H. Young)	Secretary

RECEIPT AND CERTIFICATE	No. 11036

PREMIX, INC.

NAME

        283197

NUMBER

DOMESTIC CORPORATIONS

ARTICLES OF INCORPORATION

✓AMENDMENT

MERGER/CONSOLIDATION

DISSOLUTION

AGENT

RE-INSTATEMENT

CERTIFICATES OF CONTINUED EXISTENCE

MISCELLANEOUS

FOREIGN CORPORATIONS

LICENSE

AMENDMENT

SURRENDER OF LICENSE

APPOINTMENT OF AGENT

CHANGE OF ADDRESS OF AGENT

CHANGE OF PRINCIPAL OFFICE

RE-INSTATEMENT

FORM 7

PENALTY

MISCELLANEOUS FILINGS

ANNEXATION/INCORPORATION—CITY OR VILLAGE

RESERVATION OF CORPORATE NAMES

REGISTRATION OF NAME

REGISTRATION OF NAME RENEWALS

REGISTRATION OF NAME—CHANGE OF REGISTRANTS ADDRESS

TRADE MARK

TRADE MARK RENEWAL

SERVICE MARK

SERVICE MARK RENEWAL

MARK OF OWNERSHIP

MARK OF OWNERSHIP RENEWAL

EQUIPMENT CONTRACT/CHATTEL MORTGAGE

POWER OF ATTORNEY

SERVICE OF PROCESS

MISCELLANEOUS

ASSIGNMENT—TRADE MARK, MARK OF OWNERSHIP, SERVICE MARK, REGISTRATION OF NAME

I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the 11th day of August A.D. 1972, and recorded on Roll B823 at Frame 493 of the RECORDS OF INCORPORATION and MISCELLANEOUS FILINGS.

TED W. BROWN,
Secretary of State

Filed by and Returned To:	Warren and Young

Peoples Savings & Loan Bldg.

Ashtabula, Ohio 44004 Att: E. Terry Warren

	FEE RECEIVED:	$ 313.00

NAME: PREMIX, INC.

CERTIFICATE OF AMENDMENT TO

THE AMENDED ARTICLES OF INCORPORATION

OF

PREMIX, INC.

George H. Kaull, President and E. Terry Warren, Secretary of Premix, Inc., an Ohio Corporation, with its principal office located at north Kingsville, Ashtabula County, Ohio, do hereby certify that on August 10, 1972, in a writing approved and signed by the holders of all of the outstanding shares of said Corporation as specified in Ohio Revised Code Section 1701.54, the following resolutions were adopted:

RESOLVED, that the Articles of Incorporation of Premix, Inc., as heretofore amended, be, and the same hereby are, further amended by striking therefrom Article IV and inserting in lieu thereof the following:

“FOURTH. The number of shares which this Corporation is authorized to have outstanding is 97,600, all of which shall be without par value; 48,800 shall be Class A voting common shares and 48,800 shall be Class B non-voting common shares;”

“Both classes of common shares shall have the same rights and privileges except that the Class B non-voting common shares shall be on non-voting shares;”

FURTHER RESOLVED, that the President and Secretary of the Corporation be, and hereby are, authorized and directed to execute and file in the office of the Secretary of the State of Ohio, a Certificate of Amendment of said Articles of Incorporation as heretofore amended, amending said Articles of Incorporation as aforesaid, and to execute, deliver and file any other certificate or instrument which they may deem necessary or appropriate to render effective, or otherwise fully carry out, the intent and purposes of these resolutions.

IN WITNESS WHEREOF, said George H. Kaull, President, and E. Terry Warren, Secretary, of Premix, Inc., have hereunto subscribed their names as of this 10th day of August, 1972.

George H. Kaull, President

E. Terry Warren, Secretary

E0004-0194

THE STATE OF OHIO

DEPARTMENT OF STATE

TED W. BROWN
Secretary of State

Certificate

[illegible]

It is Hereby Certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show [illegible] of ___ [illegible] INC ___ of [illegible].

Recorded on Roll ___[illegible]___ at Frame ___[illegible]___ of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this ___[illegible]___ day of ___[illegible]___, A.D. 19 [illegible]

TED W. BROWN
Secretary of State

E000-0135

383197
APPROVED
E.O.
7-12-74
#549.00

CERTIFICATE OF AMENDMENT TO

THE AMENDED ARTICLES OF INCORPORATION

OF

PREMIX, INC.

George H. [illegible], President and T. [illegible] [illegible], Secretary of PREMIX, INC., an Ohio Corporation, with its principal office located at [illegible] Kingsville, Ashtabula County, Ohio, do hereby certify that on July 3, 1974, in a writing approved and signed by the holders of all of the outstanding shares of said Corporation as specified in Ohio Revised Code Section 1701.54, the following resolutions were adopted:

II. RESOLVED, that the Code of Regulations of Premix, Inc. be, and the same hereby are, amended by adding new Article XIV (A) immediately after Article XIV in said Code of Regulations as follows:

F0004-0196

ARTICLE XIV (A)

Indemnification and Insurance

Section 1. Indemnification. The corporation shall indemnify each director, officer and employee and each former director, officer and employee of the corporation, and each person who is serving or has served at its request as a director, officer or employee of another corporation, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil, to which he was, is or may be made a party by reason of being or having been such director, officer or employee, provided a determination is made (i) by the directors of the corporation acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present, or (ii) by the shareholders of the corporation at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power [illegible] proposal, that (a) such director, officer or employee was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the corporation of which he is or was a director, officer or employee, (b) he acted in good faith in what he reasonably believed to be the best interest of such corporation, and (c) in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

The foregoing rights of indemnification shall not be deemed exclusive of, or in any way to limit, any other rights to which any person [illegible] may be, or may become, entitled apart from the provisions of this [illegible].

Section 2. Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or designated agent of the corporation or [illegible] or was serving at the request of the corporation as a [illegible], officer, employee or designated agent of another [illegible] against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of Chapter [illegible] of the [illegible] Code.

E00M4-0197

George H. Kaull

George H. Kaull, President

E. Terry Warren

E. Terry Warren, Secretary

IN WITNESS WHEREOF, the said George H. Kaull, President and E. Terry Warren, Secretary, of Premix, Inc. have hereunto subscribed their names as of the 1st day of July, 1974.
George H. Kaull, President
E. Terry Warren, Secretary

Department of State The State of Ohio

Sherrod Brown

Secretary of State

283197

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that
said records show the filing and recording of:	AMD INC
of:

PREMIX, INC.

United States of America State of Ohio Office of the Secretary of State	Recorded on Roll F823 at Frame 0278 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 13TH day of JAN, A.D. 1986. Sherrod Brown Secretary of State

CERTIFICATE OF
AMENDMENT TO AMENDED ARTICLES OF INCORPORATION
OF PREMIX, INC.

George H. Kaull, Chairman, and E. Terry Warren, Secretary, of PREMIX, INC., an Ohio corporation with its principal office located at North Kingsville, Ashtabula County, Ohio, do hereby certify that at a meeting of shareholders held for that purpose, the following resolutions were adopted by all the shareholders:

“RESOLVED, that the Amended Articles of Incorporation of Premix, Inc., as heretofore amended, be, and the same hereby are, further amended by striking therefrom Article Fourth and inserting in lieu thereof the following:

‘ARTICLE FOURTH: The number of shares which the corporation is authorized to have outstanding is 15,000,000, all of which shall be common shares without par value. Of said 15,000,000 shares, 2,327,880 shall be Class A Voting common shares, 10,000,000 shall be Class B Non-voting common shares and 2,672,120 shall be Class E Non-voting common shares. Each holder of Class A Voting common shares shall be entitled to one vote for each Class A Voting common share held on any matter or matters submitted to shareholders. Unless otherwise provided by law, the holders of Class B Non-voting common shares and Class E Non-voting common shares shall not be entitled to vote with respect to any matter or matters submitted to shareholders. Except as provided in the two preceding sentences, the rights and privileges of Class A Voting common shares, Class B Non-voting common shares and Class E Non-voting common shares shall be identical.’

FURTHER RESOLVED, that the 232,788 Class A Voting common shares previously issued and outstanding at the time of the adoption of this amendment to the Articles of Incorporation are hereby changed into 2,327,880 Class A Voting common shares without par value, each of said previously issued and outstanding Class A Voting common shares being split into ten Class A Voting common shares without par value; and

FURTHER RESOLVED, that the 411,559 Class B Non-voting common shares previously issued and outstanding at the time of the adoption of this amendment to the Articles of Incorporation, are hereby changed into 4,115,590 Class B Non-voting common shares without par value, each of said previously issued and outstanding Class B Non-voting shares being split into ten Class B Non-voting common shares without par value; and

FURTHER RESOLVED, that the 68,756 Class E Non-voting common shares previously issued and outstanding at the time of the adoption of this amendment to the Articles of Incorporation are hereby changed into 687,560 Class E Non-voting common shares without par value, each of said previously issued and outstanding Class E Non-voting common shares being split into ten Class E Non-voting common shares without par value; and

FURTHER RESOLVED, that the Chairman of the Board and the Secretary of the corporation be, and hereby are, authorized and directed to execute and file in the office of the Secretary of State of Ohio a Certificate of Amendment of said Amended Articles of Incorporation, amending said Amended Articles of Incorporation as aforesaid, and to issue, execute, deliver and file any other certificate or instrument, including certificates for shares, which they may deem necessary or appropriate to render effective, or otherwise fully carry out, the intent and purposes of these resolutions.”

IN WITNESS WHEREOF, George H. Kaull, Chairman, and E. Terry Warren, Secretary, of Premix, Inc., acting for and on behalf of the Corporation, have hereunto subscribed their names this 11 day of December, 1985.

George H. Kaull, Chairman

E. Terry Warren, Secretary

TED W. BROWN

Secretary of State

Certificate

283197

It is Hereby Certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that
said records show the filing and recording of:	AMD INC	OF

PREMIX, INC.

United States of America STATE OF OHIO Office of the Secretary of State	Recorded on Roll E388 at Frame 1178 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 3RD day of MARCH, A. D. 1978

TED W. BROWN
Secretary of State

CERTIFIED RESOLUTIONS

The undersigned, Ford M. Davey, Corporate Senior Vice President, and E. Terry Warren, Secretary of Premix, Inc., an Ohio corporation, do each certify that he is said officer of Premix, Inc. and do each further certify that by unanimous consent in an Action by Written Consent of the voting shareholder of said corporation, on February 16, 1978, the resolutions attached hereto as Exhibit “A” were duly adopted and such resolutions have not been modified, amended or rescinded and are presently in full force and effect.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and the seal of Premix, Inc., this 1st day of March, 1978.

Ford M. Davey
Corporate Senior Vice President

E. Terry Warren,
Secretary

EXHIBIT “A”

PREMIX, INC.
ACTION BY WRITTEN CONSENT OF SHAREHOLDER

In accordance with Section 1701.54 of the Revised Code of the State of Ohio, the undersigned, being the Shareholder of Premix, Inc., does hereby consent in writing to the following resolutions, to wit:

RESOLVED, that the Articles of Incorporation of Premix, Inc. as heretofore amended, be, and the same are hereby further amended by striking therefrom Article Fourth and inserting in lieu thereof the following:

“ARTICLE FOURTH: The number of shares which the corporation is authorized to have outstanding is 2,000,000, all of which shall be common shares without par value. Of said 2,000,000 shares, 232,860 shall be Class A Voting common shares, 1,032,760 shall be Class B Non-voting common shares and 734,380 shall be Class E Non-voting common shares. Each holder of Class A Voting common shares shall be entitled to one vote for each Class A Voting common share held on any matter or matters submitted to shareholders. Unless otherwise provided by law, the holders of Class B Non-voting common shares and Class E Non-voting common shares shall not be entitled to vote with respect to any matter or matters submitted to shareholders. Except as provided in the two preceding sentences, the rights and privileges of Class A Voting common shares, Class B Non-voting common shares and Class E Non-voting common shares shall be identical.

FURTHER RESOLVED, that the 23,286 shares of Class A Voting common shares previously authorized at the time of the adoption of this amendment to the Articles of Incorporation (of which 23,286 are issued and outstanding at this time) are hereby changed into 232,860 Class A Voting common shares without par value, each of said previously authorized Class A Voting common share being split into ten Class A Voting common shares without par value (the 23,286 shares issued and outstanding at this time being changed into 232,860 Class A Voting common shares without par value); and

FURTHER RESOLVED, that the 103,276 shares of Class B Non-voting common shares previously authorized at the time of the adoption of this amendment to the Articles of Incorporation, (of which 50,776 are issued and outstanding at this time) are hereby changed into 1,032,760 Class B Non-voting common shares without par value, each of said previously authorized Class B Non-voting share being split into ten Class B Non-voting common shares without par value (the 50,776 shares issued and outstanding at this time being changed into 507,760 Class B Non-voting common shares without par value); and

FURTHER RESOLVED, that the 73,438 shares of Class E Non-voting common shares previously authorized at the time of the adoption of this amendment to the Articles of Incorporation (of which 500 are issued and outstanding at this time) are hereby changed into 734,380 Class E Non-voting common shares without par value, each of said previously authorized Class E Non-voting common share being split into ten Class E Non-voting common shares without par value (the 500 shares issued and outstanding at this time being Changed into 5,000 Class E Non-voting common shares without par value); and

FURTHER RESOLVED, that the Chairman of the Board and the Secretary of the corporation be, and hereby are, authorized and directed to execute and file in the office of the Secretary of State of Ohio a Certificate of Amendment of said Articles of Incorporation as heretofore amended, amending said Articles of Incorporation as aforesaid, and to execute, deliver and file any other certificate or instrument which they may deem necessary or appropriate to render effective, or otherwise fully carry out, the intent and purposes of these resolutions.”

THE FARMERS NATIONAL BANK & TRUST COMPANY OF ASHTABULA, TRUSTEE, UNDER AGREEMENTS WITH GEORGE H. KAULL, BARBARA W. CORDELL AND E. TERRY WARREN, ET AL.

		BY:	/s/ Jack E. Zaback
Jack E. Zaback
Vice President and
Senior Trust Officer

DATE:	February 16, 1978

TED W. BROWN

Secretary of State

Certificate

283197

It is Hereby Certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings;
that said records show the filing and recording of:	AMA CHS CHL	OF

PREMIX, INC.

United States of America STATE OF OHIO Office of the Secretary of State	Recorded on Roll E329 at Frame 1489 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 13TH day of OCTOBER, A. D. 1977

TED W. BROWN
Secretary of State

PREMIX, INC.

CERTIFICATE OF ADOPTION OF

AMENDED ARTICLES OF INCORPORATION

The undersigned, George H. Kaull and E. Terry Warren, do hereby certify that they are the Chairman of the Board and Secretary, respectively, of Premix, Inc. an Ohio corporation (the “Corporation”), that the following resolutions adopting Amended Articles of Incorporation of the Corporation were adopted by unanimous written action of the shareholders without a meeting pursuant to Section 1701754 of the Ohio Revised Code as of September 26, 1977:

RESOLVED, that the Amended Articles of Incorporation of the Corporation, in the form attached hereto as Exhibit A, be, and they are hereby, adopted:

FURTHER RESOLVED, that the Chairman of the Board and the Secretary be, and they are hereby, authorized and directed to certify said Amended Articles of Incorporation to the Secretary of State of Ohio.

and that the Amended Articles of Incorporation annexed to this Certificate are a true copy of the Amended Articles of Incorporation so adopted.

IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 26th day of September, 1977.

George H. Kaull, Chairman of the Board

E. Terry Warren, Secretary

AMENDED ARTICLES OF INCORPORATION

OF

PREMIX, INC.

FIRST: The name of the corporation is PREMIX, INC.

SECOND: The place in the State of Ohio where the principal office of the corporation is located is in the village of North Kingsville, Ashtabula County.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is 200,000, all of which shall be Common Shares, without par value. Of said 200,000 shares, 23,286 shall be Class A Voting Common Shares, 103,276 shall be Class B Nonvoting Common Shares and 73,438 shall be Class E Nonvoting Common Shares. Each holder of Class A Voting Common Shares shall be entitled to one vote for each Class A Voting Common Share held on any matter or matters submitted to shareholders. Unless otherwise provided by law, the holders of Class B Nonvoting Common Shares

EXHIBIT A

and Class E Nonvoting Common Shares shall not be entitled to vote with respect to any matter or matters submitted to shareholders. Except as provided in the two preceding sentences, the rights and privileges of Class A Voting Common Shares, Class B Nonvoting Common Shares and Class E Nonvoting Common Shares shall be identical.

FIFTH: No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its board of directors from time to time may determine, subject to the provisions of ARTICLE SEVENTH hereof.

SIXTH: (a) Except as hereinafter provided in this ARTICLE SIXTH, no holder of Common Shares, of any class, of the corporation shall sell, transfer or otherwise dispose of all or any part of the shares held by him without first offering the same to the corporation for purchase at a price equal to the book value of such shares at the end of the corporation’s last fiscal year ended prior to the date on which the offer is made. Such book value shall be determined from the corporation’s records in accordance with generally accepted accounting principles. Any dispute as to such book value shall be referred to a firm of independent public accountants (which may be the corporation’s regular accounting firm) selected by the Board of Director’s of the corporation, whose decision shall be binding on all parties. In accepting such offer, the corporation shall have the right to purchase all but not less than all of the shares offered to it. Said offer shall remain open for acceptance by the corporation for sixty (60) days after receipt thereof, unless within said period the corporation notifies the offering shareholder of its election not to purchases, in which case the right of the corporation shall expire on the date of such notice. In the event such offer is accepted, the purchase price shall be due and payable within sixty (60) days after such acceptance or as the parties may otherwise agree.

(b) In the event the corporation does not elect to purchase all of the shares offered as hereinabove provided, the offering shareholder (or his executor or administrator in the case of a deceased shareholder) shall have the right to sell, transfer or otherwise dispose of any shares not so purchased to such other party or parties as he desires for a period of sixty (60) days after expiration of the right to purchase as set forth in Section (a) above; provided, however, that said shares may not be disposed of to any other party at a lesser price or on more favorable terms than those provided herein without again offering them to the corporation at such lesser price or more favorable terms; provided, further, that in the event of any such disposition of said shares, the person acquiring said shares or any rights therein shall acknowledge in writing to the corporation his receipt of a copy of the restrictions contained in this ARTICLE SIXTH and his agreement to comply therewith and be bound thereby (any such person, even absent such written acknowledgment, being bound by such restrictions through his acceptance of possession of said shares). After said sixty (60) day period, these restrictions shall again apply and be in full force and effect.

(c) In the event of the death of any holder of Common Shares, of any class, of the corporation, the shares owned by such deceased shareholder shall be deemed to be offered for sale to the corporation as set forth in Section (a) hereof on the date of death. Said offer shall remain open for acceptance by the corporation for a period of sixty (60) days after the date of the appointment of the executor or administrator of the estate of such deceased shareholder, unless prior to the expiration of such period, the corporation notifies such executor or administrator of its election not to purchase, in which case the right to purchase of the corporation shall expire on the date of such notice. In the event said offer is accepted, the purchase price shall be due and payable within sixty (60) days after such exercise, or as the parties may otherwise agree. In the event and that the corporation chooses not to purchase, such shares shall be distributed or otherwise disposed of as part of the estate of such deceased shareholder.

(d) In the event of a proposed pledge or other hypothecation of the Common Shares, of any class, of the corporation the pledgee or other person proposed to acquire a security interest in said shares shall acknowledge in writing to the corporation his receipt of a copy of the restrictions contained in this ARTICLE SIXTH and his agreement to comply therewith and be bound thereby. In the event no such acknowledgment is received by the corporation, such pledge or other hypothecation shall not be made.

(e) In the event of the insolvency or the appointment of a receiver of any property of any shareholder, or an assignment for the benefit of creditors, filing of a petition of bankruptcy, or commencement of any proceedings under any bankruptcy or insolvency laws by or against any shareholder, the Common Shares, of any class, of the corporation owned by such shareholder at the date of any such event shall be deemed to be offered for sale as set forth in Section (a) hereof on the date of the first of such events to occur. The offer to the corporation shall remain open for acceptance for a period of sixty (60) days after the date of the appointment of the receiver or trustee in bankruptcy. In the event the corporation chooses not to purchase, such shares shall remain the property of such shareholder or shall be disposed of pursuant to a decree or order of any court or agency having jurisdiction under federal or state law. In the absence of any order of disposition by any court having such jurisdiction, such shares shall be and remain subject to the provisions and restrictions contained in this ARTICLE SIXTH.

(f) The provisions contained in this ARTICLE SIXTH shall be binding upon and inure to the benefit of each person now or hereafter becoming a holder of Common Shares, of any class, of the corporation, and upon and to their respective executors, administrators, heirs, successors and assigns.

SEVENTH: No shares of any class, whether authorized and unissued or held from time to time in the treasury of the corporation, shall be issued by the corporation after the effectiveness of these Amended Articles of Incorporation except upon the express written consent of the holders of a majority of the then outstanding Class A Voting Common Shares.

EIGHT: Notwithstanding any provision of Ohio Revised Code Sections 1701.01 to 1701.98, inclusive, now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Amended Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes of shares thereof.

NINTH: To the extent permitted by law, the corporation, by action of its board of directors, may purchase or otherwise acquire shares of any class issued by it.

TENTH: These Amended Articles of Incorporation shall supersede and take the place of the existing Articles of Incorporation of the corporation and all amendments thereto.